UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2008 (May 15, 2008)

FIVE STAR QUALITY CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

At the Company’s annual shareholders’ meeting held on May 15, 2008, the shareholders elected Barbara D. Gilmore as an Independent Director in Group I and Barry M. Portnoy as a Managing Director in Group I, for an additional three year term of office until the Company’s annual shareholders’ meeting in 2011 and when a successor shall have been elected and qualified.  Arthur G. Koumantzelis, as an Independent Director in Group II, and Gerard M. Martin as a Managing Director in Group II, each with a term of office expiring in 2009, and Dr. Bruce M. Gans, as an Independent Director in Group III, with a term of office expiring in 2010 (and in each case until a successor shall have been elected and qualified) continue to serve as the Company’s other directors. On May 15, 2008, the Company issued a press release announcing the preliminary results of voting by its shareholders at the annual meeting.  A copy of that press release is attached hereto as Exhibit 99.1.

On May 15, 2008, the Company changed its director compensation arrangements.  A summary of the Company’s currently effective director compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 15, 2008, the Company granted each of the Company’s directors 5,250 common shares, par value $0.01 per share, valued at $6.79, the closing price of the Company’s common shares on the American Stock Exchange on that day, pursuant to the director compensation arrangements described above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The Company hereby files the following exhibits:

10.1	Summary of Director Compensation

99.1	Press Release dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC. By: /s/ Bruce J. Mackey Jr. Bruce J. Mackey Jr. President, Chief Executive Officer and Secretary

Date: May 20, 2008